EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated December 12, 2022, with respect to the consolidated financial statements of Synopsys, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Santa Clara, California
May 19, 2023